Exhibit 4.2

EIGHTH SUPPLEMENTAL INDENTURE

This Eighth Supplemental Indenture, dated as of July 10, 2008 (this “Supplemental Indenture”), among PXP Louisiana Operations LLC (the “New Subsidiary Guarantor”), Plains Exploration & Production Company, a Delaware corporation (together with its successors and assigns, the “Company”), the existing subsidiary guarantors party hereto (the “Guarantors”), and Wells Fargo Bank, N.A., a nationally chartered association, as Trustee (the “Trustee”) under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture (as amended, supplemented, waived or otherwise modified through the date hereof, the “Indenture”), dated as of March 13, 2007, as supplemented by a First Supplemental Indenture, dated as of March 13, 2007, providing for the issuance of 7% Senior Notes due 2017 of the Company (the “7% Notes”), by a Second Supplemental Indenture, dated as of June 5, 2007, providing for the addition of certain subsidiary guarantors, by a Third Supplemental Indenture, dated as of June 19, 2007, providing for the issuance of 7 3/4% Senior Notes due 2015 (the “7 3/4% Notes”), by a Fourth Supplemental Indenture, dated as of November 14, 2007, providing for the addition of an additional subsidiary guarantor, by a Fifth Supplemental Indenture, dated as of January 29, 2008, providing for the addition of certain subsidiary guarantors, by a Sixth Supplemental Indenture, dated as of February 13, 2008, providing for the addition of certain subsidiary guarantors, and by a Seventh Supplemental Indenture, dated as of May 23, 2008, providing for the issuance of 7 5/8% Senior Notes due 2018 (the “7 5/8% Notes” and, together with the 7% Notes and the 7 3/4% Notes, the “Notes”);

WHEREAS, Section 10.17 of the Indenture provides that if any Domestic Restricted Subsidiary that is not a Guarantor is or becomes obligated under any Indebtedness pursuant to a Guarantee of Indebtedness of the Company or any Guarantor (other than the Notes), and the maximum principal amount of Indebtedness of such Domestic Restricted Subsidiary under such Guarantee exceeds $10.0 million, the Company shall cause that Domestic Restricted Subsidiary to Guarantee the Notes and become a Guarantor, pursuant to the Subsidiary Guarantee provisions of the Indenture, by executing a supplemental indenture and delivering it to the Trustee within 30 days after the date on which such Domestic Restricted Subsidiary Guaranteed such Indebtedness of the Company or a Guarantor; provided, however, that the Company shall not be required to cause such Domestic Restricted Subsidiary to so Guarantee the Notes and become a Guarantor prior to the 180th day after the consummation of any transaction (including without limitation any merger, consolidation or purchase) pursuant to which such Domestic Restricted Subsidiary becomes a Subsidiary of the Company; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee, the Guarantors and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any holder of the Notes.

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NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, capitalized terms used, but not otherwise defined herein are used herein as defined in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound

SECTION 2.1 Agreement to be Bound. The New Subsidiary Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The New Subsidiary Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

ARTICLE III

Miscellaneous

SECTION 3.1 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.2 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.3 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

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SECTION 3.4 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes with respect to the Notes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.5 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.6 Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the date first above written.

THE COMPANY:

PLAINS EXPLORATION & PRODUCTION COMPANY

By:	/s/ Winston M. Talbert
Name:	Winston M. Talbert
Title:	Executive Vice President & Chief Financial Officer

Eighth Supplemental Indenture Signature Page

THE GUARANTORS:

ARGUELLO INC.

BROWN PXP PROPERTIES, LLC

LATIGO GAS GROUP, LLC

LATIGO GAS HOLDINGS, LLC

LATIGO HOLDINGS (TEXAS), LLC

LATIGO INVESTMENTS, LLC

LATIGO GAS SERVICES, LP

        By: Latigo Gas Group, LLC, its general partner

LATIGO PETROLEUM, INC.

LATIGO PETROLEUM TEXAS, LP

        By: Latigo Investments, LLC, its general partner

NUEVO GHANA INC.

NUEVO INTERNATIONAL INC.

NUEVO OFFSHORE COMPANY

NUEVO RESOURCES INC.

PACIFIC INTERSTATE OFFSHORE COMPANY

PLAINS ACQUISITION CORPORATION

PLAINS RESOURCES INC.

PLAINS RESOURCES INTERNATIONAL INC.

POGO ENERGY, INC.

POGO PANHANDLE 2004, L.P.

        By: Pogo Energy, Inc., its general partner

POGO PARTNERS, INC.

POGO PRODUCING (SAN JUAN) COMPANY

POGO PRODUCING (TEXAS PANHANDLE) COMPANY

PXP BRUSH CREEK LLC

        By: Plains Resources Inc., its sole member

PXP EAST PLATEAU LLC

        By: Plains Resources Inc., its sole member

PXP HELL’S GULCH LLC

        By: Plains Resources Inc., its sole member

PXP PERMIAN INC.

PXP PICEANCE LLC

        By: Plains Resources Inc., its sole member

PXP TEXAS INC.

PXP TEXAS LIMITED PARTNERSHIP

        By: PXP Texas Inc., its general partner

YT RANCH LLC

        By: PXP Piceance LLC, its sole member

        By: Plains Resources Inc., its sole member

By:	/s/ Winston M. Talbert
Name:	Winston M. Talbert
Title:	Vice President & Treasurer

Eighth Supplemental Indenture Signature Page

PXP LOUISIANA L.L.C.

        By: Pogo Producing Company LLC, its sole

              member

        By: PXP Gulf Coast LLC, its sole member

        By: Plains Exploration & Production Company,

              its sole member

POGO PRODUCING COMPANY LLC, successor by

merger to Plains Louisiana LLC (formerly Plains

Louisiana Inc.)

        By: PXP Gulf Coast LLC, its sole member

        By: Plains Exploration & Production Company,

              its sole member

PXP AIRCRAFT LLC

        By: Plains Exploration & Production Company,

              its sole member

PXP DEEPWATER L.L.C.

        By: Plains Exploration & Production Company,

              its sole member

PXP GULF COAST LLC, formerly PXP Gulf Coast Inc.

        By: Plains Exploration & Production Company,

              its sole member

By:	/s/ Winston M. Talbert
Name:	Winston M. Talbert
Title:	Executive Vice President & Chief Financial Officer

Eighth Supplemental Indenture Signature Page

THE NEW SUBSIDIARY GUARANTOR:

PXP LOUISIANA OPERATIONS LLC

        By: PXP Louisiana L.L.C., its sole member

        By: Pogo Producing Company LLC,

              its sole member

        By: PXP Gulf Coast LLC, its sole member

        By: Plains Exploration & Production Company,

              its sole member

By:	/s/ Winston M. Talbert
Name:	Winston M. Talbert
Title:	Executive Vice President & Chief Financial Officer

Eighth Supplemental Indenture Signature Page

THE TRUSTEE:

WELLS FARGO BANK, N.A.

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

Eighth Supplemental Indenture Signature Page